SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                November 24, 2004
                Date of Report (Date of Earliest Event Reported)

                          Commission file number 1-4171

                                 KELLOGG COMPANY
             (Exact Name of Registrant as Specified in its Charter)

 State of Incorporation - Delaware IRS Employer Identification No. 38-0710690


                               ONE KELLOGG SQUARE
                        BATTLE CREEK, MICHIGAN 49016-3599
          (Address of principal executive offices) (including zip code)

                   Registrant's telephone number: 269-961-2000






Item 1.01.  Entry into a Material Definitive Agreement.

On November 24, 2004 (the "Effective Date"), Kellogg Company and one or more designated subsidiaries (the "Borrowers") entered into an unsecured Five-Year Credit Agreement dated as of November 24, 2004 (the "Replacement Credit Agreement") with twenty-three lenders (the "Lenders"), JPMorgan Chase Bank, N.A. ("JPMCB"), as Administrative Agent, J.P. Morgan Europe Limited ("JPME"), as London Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, J.P. Morgan Australia Limited, as Australian Agent, Barclays Bank PLC, as Syndication Agent and Bank of America, N.A., Citibank, N.A. and Suntrust Bank, as Co-Documentation Agents. J.P. Morgan Securities Inc. and Barclays Capital were Joint Lead Arrangers and Joint Bookrunners.

The terms of the Replacement Credit Facility required the termination of the following credit agreements with Kellogg Company and certain subsidiaries on the Effective Date: (a) a Five-Year Credit Agreement dated as of January 19, 2001 with the lenders who were a party to that Agreement, JPMCB (as successor to The Chase Manhattan Bank), as Administrative Agent and JPME (as successor to Chase Manhattan International Limited), as London Agent; and (b) an Amended and Restated 364-Day Credit Agreement dated as of January 15, 2004 with the lenders who were a party to that agreement, JPMCB, as Administrative Agent and JPME, as London Agent.

The Replacement Credit Facility allows the Borrowers, for the fees and expenses and at the interest rates specified therein, to borrow, on a revolving credit basis up to US $2,000,000,000 (or the equivalent in other currencies) at any time outstanding, to obtain letters of credit in an aggregate stated amount not to exceed US $75,000,000 at any time outstanding and to provide a procedure for the Lenders to bid on an uncommitted basis on short-term borrowings by the Borrowers.

The Replacement Credit Facility contains customary covenants and warranties, including specified restrictions on indebtedness, liens, sale and leaseback transactions and an interest expense coverage ratio that requires the ratio of Consolidated EBITDA to Consolidated Interest Expense to be no less than 4.0 to
1.0 for any four consecutive fiscal quarters. It also contains customary Events of Default (as defined in the Replacement Credit Facility). If an Event of Default occurs, then, to the extent permitted in the Replacement Credit Facility, the Administrative Agent may terminate the commitments under the Replacement Credit Facility, accelerate any outstanding loans under the Replacement Credit Facility and demand the deposit of cash collateral equal to the Lenders' letter of credit exposure plus interest thereon under the Replacement Credit Facility.

Many of the Lenders have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for Kellogg Company and is subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

On the Effective Date, no borrowings were outstanding under the Replacement Credit Facility.

A copy of the Replacement Credit Facility will be filed as an exhibit to Kellogg Company's SEC Form 10-K for its 2004 fiscal year.

Item 1.02.  Termination of a Material Definitive Agreement.

See Item 1.01 above, the contents of which are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, the contents of which are incorporated by reference herein.




SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                KELLOGG COMPANY



Date:  November 24, 2004                        By: ____________________________

                                                     Jeffrey M. Boromisa
                                                     Senior Vice President and
                                                     Chief Financial Officer